NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The 2003 Annual Meeting of Shareholders of DiaSys Corporation (the "Company") will be held at 10:00 AM central time on Tuesday, August 17 at the offices of Wigoda & Wigoda, 444 North Michigan Avenue, Suite 2600, Chicago, Illinois 60611. At the Annual Meeting, shareholders will be asked to:
    Elect six Directors to serve on the Company's Board of Directors;

    Ratify the prior issuance of 3,839,410 shares, warrants and options to various directors and officers of the Company;

    Approve the adoption of the 2004 Stock Option and Award Plan;

    Ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending June 30, 2004; and

    Transact such other business as may properly come before the meeting or any adjournment thereof.
                    Only shareholders of record as of the close of business on July 6, 2004 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote will be available for inspection at the meeting and during business hours at the Company's principal executive offices from July 15, 2004 until the time of the meeting on August 17, 2004.

                    Whether or not you expect to attend the Annual Meeting, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed within the United States.

By order of the Board of Directors

ROBERT M. WIGODA, SECRETARY

DiaSys Corporation
81 West Main Street
Waterbury, CT 06702-2115

July 9, 2004

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND
PROMPTLY RETURNED.

DIASYS CORPORATION
81 West Main Street
Waterbury, CT 06702-2115

________________________

PROXY STATEMENT
________________________

                    This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of DiaSys Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, August 17, 2004 at 10:00 a.m. CST at the offices of Wigoda & Wigoda, 444 North Michigan Avenue, Suite 2600, Chicago, Illinois 60611. Proxies may be solicited by the Company's employees by mail, telephone, facsimile or in person. The Company will pay all costs associated with the solicitation of proxies.

                    The Annual Report of the Company, as filed with the Securities and Exchange Commission on Form 10-KSB, as amended, including the financial statements of the Company for the fiscal year ended June 30, 2003, is enclosed herewith. These materials are not part of this proxy solicitation.

                    This Proxy Statement and the accompanying form of proxy are being mailed to the Company's shareholders on or about July 19, 2004.

INFORMATION CONCERNING THE ANNUAL MEETING

Matters to be voted on at the Annual Meeting of Shareholders.

At the Annual Meeting, shareholders will vote on the following matters:
    Elect six Directors to serve on the Company's Board of Directors;

    Ratify the prior issuance of 3,839,410 shares, warrants and options to various directors and officers of the Company;

    Approve the adoption of the 2004 Stock Option and Award Plan;

    Ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending June 30, 2004; and

    Transact such other business as may properly come before the meeting or any adjournment thereof.
Recommendations of the Board of Directors.

The Board of Directors recommends that the Company's shareholders vote:

    FOR the election of each of the six Director nominees to serve on the Company's Board of Directors; and

    FOR the ratification of the prior issuance of 3,839,410 shares, warrants and options to various directors and officers of the Company; and

    FOR approval of the adoption of the 2004 Stock Option and Award Plan; and

    FOR ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal year 2004.
Shareholders eligible to vote at the Annual Meeting of Shareholders.

                    The Company's shareholders of record as of the close of business on July 6, 2004, the record date for the meeting, are entitled to vote at the meeting or any adjournment of the meeting. As of June 30, 2004 there were an aggregate of 14,140,273 shares outstanding and entitled to vote. How to vote at the Annual Meeting of Shareholders. Shareholders may cast their vote either in person at the meeting or by properly completing and mailing the enclosed proxy card. All proxies properly executed on the accompanying proxy card and received prior to the meeting date will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named Director nominees and approval of the other proposals set forth in the Notice of Annual Meeting of Shareholders. The Board of Directors of the Company knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

How to revoke a previously granted proxy.

                    Any person giving a proxy may revoke it by delivering written notice to the Company at any time prior to exercise of the proxy. The written notice will not be effective until it is received by the Company. Alternatively, any person giving a proxy may revoke it by attending the meeting and voting in person at the meeting. Mere attendance at the meeting without further action will not revoke a previously granted proxy.

Voting.

                    All shares represented by valid proxies received by phone, internet or mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the election of the six nominees for director named earlier in this proxy statement; (2) for the ratification of the prior issuance of shares, warrants and options to directors and officers; (3) for the approval of the 2004 Stock Option and Award Plan; and (4) for the ratification of the appointment of the independent auditor.

Number of shares that may be voted at the Annual Meeting of Shareholders.

                    The Company has one class of voting securities outstanding: common stock, par value $.001 per share ("Common Stock"). As of June 30, 2004, there were 14,140,273 shares of Common Stock issued and outstanding. Each shareholder of record as of the close of business on July 6, 2004 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting. The Company's Common Stock is listed on the American Stock Exchange under the symbol, "DYX."

Number of votes needed to elect the Company's Board of Directors.

                    The six Director nominees receiving the highest number of "FOR" votes will be elected as Directors of the Company. This is referred to as a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of Directors. A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder and (2) the broker lacks the authority to vote the shares at his or her discretion.

PROPOSAL 1. ELECTION OF DIRECTORS

                    At the Annual Meeting of Shareholders, the Company will ask its shareholders to elect the following persons to the Company's Board of Directors: Morris Silverman, Gregory Witchel, Robert M. Wigoda, Sherwin Gilbert, Kenneth Grossman and Howard Bloom. The six directors elected at the Annual Meeting will serve in such capacity until the next Annual Meeting and/or until their successors are duly qualified and elected.

                    If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. Set forth below is certain information concerning each nominee for Director of the Company. All of the nominees are currently Directors of the Company.

                    Shareholders' proxies will be voted "FOR" electing the six Director nominees unless a specification is made to withhold the vote. The six Director nominees receiving the highest number of votes will be elected to serve as Directors. Abstentions and broker non-votes will not affect the election of the Directors.

Director Nominees	Age	Company Position

Morris Silverman	71	Chairman of the Board of Directors

Gregory Witchel	44	Chief Executive Officer and Director

Robert M. Wigoda	48	Secretary and Director

Sherwin Gilbert	60	Director

Kenneth Grossman	58	Director

Howard Bloom	49	Director

                    Below is certain biographical information about each director nominee.

Morris Silverman has served on the Company's Board of Directors since November 2002 and currently serves as Chairman of the Board. Mr. Silverman is the majority owner and Chairman of the Board of M.S. Management Corporation, a private finance company with over 250 branches nationwide. Mr. Silverman has several years of experience in strategic planning and operations within and outside the medical community. He served as the Chairman of Medical Financial Services, Inc., an accounting and receivable financing company for the medical profession from 1975 to 1985. Prior thereto, Mr. Silverman served as Vice President of Operations for Petrie Stories, a New York Stock Exchange-listed company. Mr. Silverman received a B.S. degree in business administration and accounting from the University of Illinois in 1954.

Gregory Witchel joined the Company's Board of Directors in January 2003 and was appointed as President of the Company in April, 2003. He was appointed as Chief Executive Officer on November 1, 2003. Since 1985, Mr. Witchel has served as a principal of Scharff, Witchel & Co., Inc., a firm specializing in corporate finance and investor relations. Mr. Witchel received his B.A. degree from Ithaca College in 1982, and his M.B.A. from Baruch College C.U.N.Y. in 1988.

Robert M. Wigoda joined the Company's Board of Directors in January 2003 as the Company's Secretary and as a member of the Company's Board of Directors. Mr. Wigoda is an attorney licensed to practice law in the State of Illinois. He was admitted to the Illinois bar in November 1979. Since 1989, Mr. Wigoda has been a partner of Wigoda & Wigoda, a law firm in Chicago, Illinois, where he practices general corporate and commercial real estate law. He received his B.S. degree from the University of Illinois, and his J.D. degree at John Marshall Law School.

Sherwin Gilbert joined the Company's Board of Directors in January 2003. Mr. Gilbert serves as Vice President-Taxation of Indeck Energy Services, Inc., a developer and operator of regeneration power plants. From 1977 to 2002, Mr. Gilbert served as a tax partner of BDO Seidman, LLP, an international public accounting firm, with responsibilities for tax planning and preparation for clients of the firm. Subsequent to 2002, Mr. Gilbert has been Vice President Taxation for Indeck Energy Services, Inc., with responsibility for tax planning and return preparation for Indeck and related companies and shareholders. Mr. Gilbert received his B.S. degree in accounting from University of Illinois and his J.D. degree from DePaul University.

Kenneth Grossman joined the Company's Board of Directors in January 2003. Mr. Grossman currently serves as a portfolio manager, analyst and director for the Cedar Street Funds. Prior to his involvement with Cedar Street Funds, Mr. Grossman co-founded the investment advisory firm of Hahn Holland & Grossman (subsequently HGT Advisors) in 1983, where he developed an expertise in the management of municipal pension plans. Mesirow Financial purchased HGT Advisors in 1996 and retained Mr. Grossman as a Senior Managing Director. Mr. Grossman co-managed Mesirow Financial's small-cap equity portfolio and fixed income portfolio, as well as being involved with marketing efforts and client- servicing on behalf of Mesirow Financial. In addition, Mr. Grossman has lectured at Roosevelt University and was an advisor to the Pension Fund Committee for the State of Illinois Governor's Commission. Mr. Grossman received his B.B.A. degree in finance, cum laude, in 1968 from the University of Miami, and his M.B.A. degree in finance and economics from the University of Chicago in 1970.

Howard Bloom, joined the Company's Board of Directors on August 8, 2003. Mr. Bloom, J.D., C.P.A., is currently a partner at Kipnis, Rosen and Bloom and is a former board member of CBC Bancorp and Capital Bank & Trust with oversight of a $350 million portfolio.

Board Committees and Meeting Attendance during Fiscal Year 2003

                    The Board of Directors has established two committees - the Executive Compensation and Stock Option Committee and the Audit Committee. A description of each committee is set forth below:

                    Executive Compensation and Stock Option Committee. Messrs. Howard Bloom, Sherwin Gilbert and Kenneth Grossman serve on the Executive Compensation and Stock Option Committee. The committee reviews compensation of the Chief Executive Officer and the executive staff and has the authority to grant options under the Company's incentive or non-qualified stock option plans.

                    Audit Committee. Effective February 7, 2003, the Board of Directors appointed Mr. Sherwin Gilbert and Mr. Kenneth Grossman to serve on the Audit Committee. The committee members are "independent" as defined by the American Stock Exchange listing standards. The committee meets with the Company's independent auditors and management to review the scope and results of audits and recommendations made by those persons with respect to internal and external accounting controls and specific accounting and financial reporting issues and to assess corporate risk.

                    Nomination Process. The Company does not have a nominating committee. Nominations for the Board of Directors are made by consensus of the Board and approved by a majority of the outside directors. The Board intends to appoint a separate Nominating Committee during the next year.

                    Meeting Participation. Prior to January 22, 2003, Mr. Silverman was the only current nominee sitting on the Board of Directors. During the period in which Mr. Silverman was a Director, the Board held 4 meetings, of which Mr. Silverman attended 3 meetings. Effective February 7, 2004, Messrs. Wigoda, Witchel, Gilbert and Grossman became directors of the Corporation. From such date and through the end of the fiscal year ending June 30, 2003, the Board held 3 meetings, of which all nominees attended all 3 meetings. Mr. Bloom became a Director in August, 2003. From July 1, 2003 through June 30, 2004, the Board held 3 meetings, all of which were attended by all directors.

Stock Ownership of Certain Beneficial Owners and Management

                    The following table shows how much of the Company's Common Stock is beneficially owned by: (i) each of the Company's directors and director nominees; (ii) each of the Company's named executive officers; and (iii) each person (or group) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. This information is as of June 30, 2004.

Directors and current executive officers	Number of Shares	Percentage of Ownership (1)
Morris Silverman (2)	3,397,380	24.0%
Gregory Witchel (3)	880,232	6.2%
Robert M. Wigoda (4)	13,229	0.1%
Sherwin Gilbert	53,101	0.4%
Kenneth Grossman (5)	61,700	0.4%
Howard Bloom (6)	139,959	1.0%
Jeffrey Aaronson (7)	183,332	1.3%
Executive officers and directors as a group (7 persons)	4,728,933	33.4%

No other shareholders are known by the Company to hold more than 5% of the Company's Common Stock

____________________
(1) Based on there being 14,140,273 shares of Common Stock outstanding as of June 30, 2004.

(2) Includes 150,000 shares which Mr. Silverman has the right to acquire pursuant to a warrant issued on February 17, 2004. Mr. Silverman serves as Chairman of the Board of Directors.

(3) Includes 75,000 shares which Mr. Witchel has the right to acquire pursuant to a warrant issued on February 17, 2004. Mr. Witchel serves as Chief Executive Officer.

(4) Mr. Wigoda serves as the Company's Secretary and as a member of the Company's Board of Directors.

(5) Includes 61,700 shares owned through the Kenneth S. Grossman IRA.

(6) Includes 10,000 shares held is accounts for the benefit of two minor children.

(7) Includes 20,000 shares owned by Mr. Aaronson's wife's 401(k) plan and 75,000 shares which Mr. Aaronson has the right to acquire pursuant to a warrant issued on February 17, 2004.

Compensation of Directors

                    Directors are not separately compensated for attending Board or Committee meetings. They are, however, reimbursed for expenses incurred for attendance. On February 13, 2004, the Board of Directors authorized the issuance of stock options to purchase 25,000 shares at $.66 per share (the then market price) to each of the Company's outside directors, being Messrs. Wigoda, Gilbert, Grossman and Bloom, for their services as directors during the year. It is expected that such outside directors will receive stock options in the amount of 24,000 shares each as compensation for their services during calendar year 2004.

Executive Officers of the Company

                    Prior to January 22, 2003, Mr. Todd DeMatteo served as the Company's Chief Executive Officer and President, Mr. Conard Shelnut served as the Company's Secretary and Ms. Diane Sentner served as the Company's Chief Financial Officer. Effective January 22, 2003, Mr. Todd DeMatteo resigned from his position as the Company's Chief Executive Officer and Mr. Shelnut resigned from his position as the Company's Secretary. Mr. Marshall Witzel was appointed to serve as the Company's Chief Executive Officer and Mr. Robert M. Wigoda was appointed to serve as the Company's Secretary. Effective January 28, 2003, Mr. DeMatteo resigned from his position as President of the Company and as a member of the Board of Directors. Mr. Witzel was appointed to serve as the Company's President and Chief Executive Officer. Effective February 7, 2003, Ms. Diane Sentner resigned from her position as the Company's Chief Financial Officer. Ms. Sentner agreed to provide consulting services to the Company for a transition period through at least March 31, 2003. Effective in August 2004, Mr. Jeffrey R. Aaronson was appointed Chief Financial Officer of the Corporation. Effective in November 2003, Mr. Witzel resigned as Chief Executive Officer, Mr. Witchel was appointed as Chief Executive Officer and Mr. Aaronson was appointed to the position of President and Chief Financial Officer.

                    Messrs. Witchel and Wigoda are also directors of the Company.

                    There are no family relationships between or among, any Director, Executive Officer, or person nominated, or chosen, by the Company to become a Director or Executive Officer of the Company.

Employment and Severance Agreements

                    The Company does not have employment or severance agreements with any of its officers or directors. Executive Compensation The following table sets forth compensation information for any person serving as the Company's Chief Executive Officer during the fiscal year ended June 30, 2003, and any other executive officer who received compensation in excess of $100,000 during the fiscal year ended June 30, 2003. During the fiscal year ended June 30, 2003, Messrs. Todd DeMatteo and Marshall Witzel served as the Company Chief Executive Officer. No other executive officer received compensation in excess of $100,000 during the fiscal year ended June 30, 2003.

				Long-Term Compensation
Name and Position	Fiscal Year	Salary	Bonus	Stock Options	Other Compensation
Morris Silverman (1)(5)	2003	$-0-	$-0-		100,000 shares

Gregory Witchel (2)(5) CEO	2003	$-0-	$-0-	-0-	100,000 shares

Marshall Witzel (3)(5) President and CEO	2003	$-0-	$-0-	-0-	100,000 shares

Todd DeMatteo (4)	2003	$167,287	$-0-	-0-	100,000 shares
Former CEO	2002	$250,000
	2001	$212,500	$80,000	-0-	-0-

1.	Mr. Silverman was appointed as Chairman of the Board in February, 2003.

2.	Mr. Witchel was appointed as President of the Company on April 1, 2003. He was subsequently promoted to Chief Executive Officer in November, 2003.

3.	Mr. Witzel was appointed Chief Executive Officer on February 17, 2004. He was removed from such position in November, 2003. Mr. Witzel resigned as a director effective April 22, 2004.

4.	Mr. DeMatteo's employment by the Company was terminated in February, 2003.

5.	On February 13, 2004, Messrs. Silverman, Witchel and Witzel were awarded 100,000 shares of the Company's common stock in lieu of all other compensation for their services to the Company during calendar year 2003.

Stock Option Grants

                    No stock options were granted during the fiscal year ended June 30, 2003. The following options were granted in July, 2003:

Name	Share Options Granted	% of Total Options Granted to All Employees	Exercise Price	Expiration Date

Morris Silverman	258,000	36%	$.77	July 10, 2013
Marshall Witzel(1)	215,000	30%	$.77	July 10, 2013
Gregory Witchel	172,000	24%	$.77	July 10, 2013
Robert Wigoda	25,000	3%	$.77	July 10, 2013
Sherwin Gilbert	5,000	1%	$.77	July 10, 2013

(1) Effective April 22, 2004, Mr. Witzel ceased to be an officer or director of the Company and his stock options have lapsed.

                    In addition to the above, on February 13, 2004, the Board of Directors approved options for issuance to Messrs. Silverman, Witchel, Wigoda, Gilbert, Bloom, Grossman and Aaronson as described below under "Ratification of Prior Issuance of 3,839,410 Shares, Warrants and Options to Various Directors and Officers of the Company."

                    No stock options were exercised during the fiscal year ended June 30, 2003.

Certain Legal Proceedings

                    In March 2003, Mr. Todd DeMatteo, the former President and Chief Executive Officer of the Company, commenced legal proceedings against the Company in Connecticut Superior Court for collection of a $100,000 promissory note plus interest, late fees and costs of collection. The promissory note was issued in December of 2002 to reflect a $100,000 loan made by Mr. DeMatteo to the Company at that time. Although the Company questioned the circumstances of such loan, the Company nevertheless elected not to defend such legal proceedings and judgment was entered against the Company in the amount of approximately $123,000.

                    Also in March 2003, Mr. DeMatteo commenced additional legal proceedings in Connecticut Superior Court seeking damages in the amount of $875,000 for breach of Mr. DeMatteo's Executive Employment Agreement with the Company. The Company arranged to have such proceedings stayed pending arbitration of the amounts in question as required by the terms of the agreement. Mr. DeMatteo subsequently commenced an arbitration proceeding against the Company relating to the same subject matter. An arbitrator has been appointed and hearings have been scheduled for July 15, 2004.

                    In August 2003, Mr. DeMatteo again sought preliminary relief in the Connecticut Superior Court by the filing of a Motion for Order Pendente Lite in Aid of Arbitration seeking attachments of assets of the Company in anticipation of an award in such arbitration proceeding. On October 15, 2003, the Company received notice that the Court ordered a general attachment of assets of the Company in the amount of $575,000. The Company has been advised by counsel that such order is not indicative of the actual outcome of the pending arbitration. The Company believes that it has meritorious defenses which it will vigorously pursue. As of July 12, 2004, the Company was actively engaged in settlement discussions with Mr. DeMatteo.

Certain Relationships and Related Transactions

                    In January and February 2003, Mr. Silverman, the Company's Chairman of the Board, loaned the Company an aggregate of $340,000. The loans were evidenced by unsecured demand promissory notes, each bearing interest at 8%. On May 1, 2003, Mr. Silverman converted the promissory notes and all interest accrued thereon into a total of 863,874 shares of the Company's common stock. In May 2003, Mr. Silverman loaned the Company an additional $50,000. This loan was evidenced by an unsecured convertible promissory note, bearing interest at 8% and convertible into shares of the Company's common stock at any time at $0.40 per share. On June 30, 2003, Mr. Silverman converted this note into 125,000 shares of the Company's common stock.

                    In February 2003, Mr. Marshall Witzel, the Company's then President and Chief Executive Officer, loaned the Company $100,000. The loan was evidenced by an unsecured demand promissory note. Interest accrued on the unpaid principal balance at a rate of 8% per annum. On May 1, 2003, Mr. Witzel converted the promissory note and all interest accrued thereon into a total of 254,548 shares of the Company's common stock. Additionally, in May 2003, Mr. Witzel loaned the Company $50,000. The loan was evidenced by an unsecured convertible promissory note, bearing interest at 8% and convertible into shares of the Company's common stock at any time at $0.40 per share. On June 30, 2003, Mr. Witzel converted this note and into 125,000 shares of the Company's common stock.

                    In May 2003, Mr. Gregory Witchel, the Company's President, loaned the Company an aggregate of $150,000. The loan was evidenced by promissory notes. On June 30, 2003, Mr. Witchel converted the notes into an aggregate of 375,000 shares of the Company's common stock.

                    In May 2003, Mr. Sherwin Gilbert, a member of the Company's Board of Directors, loaned the Company $20,000. The loan was evidenced by a convertible demand promissory note, bearing interest at 8% per year and convertible into shares of the Company's common stock at $0.40 per share. Effective as of March 22, 2004, such promissory note was converted into 53,101 shares of the Company's Common Stock.

                    Subsequent to the fiscal year end, in September 2003, Mr. Howard Bloom, a member of the Company's Board of Directors, loaned the Company $50,000. The loan was evidenced by a convertible demand promissory note, bearing interest at 8% per year and convertible into shares of the Company's common stock at $0.40 per share. Effective as of March 22, 2004, such promissory note was converted into 129,959 shares of the Company's Common Stock.

                    On February 13, 2004, The Board of Directors authorized bridge financing with terms as set forth below. In conjunction with this financing, Messrs. Silverman, Witchel and Aaronson made bridge loans to the Company in the amounts set forth below. Such bridge loans were evidenced by promissory notes bearing interest at 3% per annum issued on February 17, 2004. As part of such financing, such persons received five-year warrants to purchase shares of the Company's Common Stock at $.69 per share in the amounts set forth below. These warrants were assigned a value of approximately $145,000 and have been recorded in the Company's consolidated financial statements for the period ended March 31, 2004. The charges will be amortized over the life of the warrants.

Name	Amount of Bridge Loan	No. Warrant Shares
Morris Silverman	$100,000	150,000
Gregory Witchel	50,000	75,000
Jeffrey B. Aaronson	50,000	75,000
	$200,000	300,000

                    In April, 2004, such promissory notes were converted to common stock at the rate of $.57 per share, resulting in the issuance of 176,464, 88,232 and 88,232 shares, respectively, to Messrs. Silverman, Witchel and Aaronson.

                    Additional investors provided bridge financing of $200,000 under the same terms as authorized by the Board of Directors. Warrants for common stock of 300,000 shares were issued in connection with the additional bridge financing. The warrants can be exercised at prices ranging from $.63 to $.66 per share and have a five-year life. These warrants were assigned a value of approximately $145,000 and have been recorded in the Company's consolidated financial statements for the period ended March 31, 2004. The charges will be amortized over the life of the warrants.

                    On November 8, 2003, the Board of Directors of the Company authorized the issuance of 100,000 shares of common stock to each of Messrs. Silverman, Witzel and Witchel as full compensation to such persons for all services rendered to the Corporation during calendar year 2003.

                    The law firm of Wigoda and Wigoda, of which Robert M. Wigoda, the Company's Secretary and a Director, is a partner, has rendered legal services to the Company. In March, 2004, the Company issued to Mr. Wigoda and his law partner an aggregate of 26,458 shares of common stock as compensation for legal services rendered during the calendar year ended December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

                    Ownership of, and transactions in, the Company's stock by its executive officers and directors are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, within two business days following such transactions. Based on the Company's records and other information, the Company believes that since the Company's last filing of a proxy statement on March 4, 2003 all filings required under Section 16(a) were timely filed, except for the following transactions: (i) On May 10, 2003, Mr. Morris Silverman acquired a Company convertible promissory note in the principal amount of $50,000 which was convertible at any time into common stock at a conversion price of $0.40 per share. No Form 4 reporting this acquisition was filed. On June 30, 2003, Mr. Silverman received 125,000 shares of common stock upon the conversion of this promissory note. No Form 4 for such transaction was filed; instead, the conversion was disclosed on a Form 5 for the fiscal year ended June 30, 2003, which was filed on July 11, 2003; (ii) On May 23, 2003, Mr. Sherwin Gilbert acquired a Company convertible promissory note in the principal amount of $20,000 which was convertible at any time into common stock at a conversion price of $0.40 per share. No Form 4 or a Form 5 reporting this acquisition was filed. On March 22, 2004, Mr. Gilbert received 53,101 shares of common stock upon the conversion of this promissory note and reported such transaction on a Form 4 filed on March 24, 2004; (iii) On May 25, 2003, Mr. Marshall Witzel acquired a Company convertible promissory note in the principal amount of $50,000 which was convertible at any time into common stock at a conversion price of $0.40 per share. No Form 4 reporting this acquisition was filed. On June 30, 2003, Mr. Witzel received 125,000 shares of common stock upon the conversion of this promissory note. No Form 4 for such transaction was filed; instead, the conversion was disclosed on a Form 5 for the fiscal year ended June 30, 2003, which was filed on July 9, 2003;

(iv) On May 26, 2003, Mr. Gregory Witchel acquired a Company convertible promissory note in the principal amount of $50,000 which was convertible at any time into common stock at a conversion price of $0.40 per shares. No Form 4 reporting this acquisition was filed. On June 30, 2003, Mr. Witchel received an aggregate of 375,000 shares of common stock upon the conversion of this promissory note and the payment of a Company demand note dated May 1, 2003 in the original principal amount of $100,000. No Form 4 for such transaction was filed; instead, the conversion was disclosed on a Form 5 for the fiscal year ended June 30, 2003, which was filed on July 9, 2003; (v) On August 8, 2003, Mr. Howard Bloom became a member of the Board of Directors; a Form 3 reporting such was not filed until September 10, 2003; (vi) On August 8, 2003, Mr. Jeffrey Aaronson became the Company's Chief Financial Officer; a Form 3 reporting such was not filed until September 8, 2003; (vii) On September 2, 2003, Mr. Howard Bloom acquired a Company convertible promissory note in the principal amount of $50,000 which was convertible at any time into common stock at a conversion price of $0.40 per shares. Mr. Bloom did not file a Form 4 reporting this acquisition and instead disclosed the acquisition on a Form 3/A filed on September 11, 2003; (viii) In a series of open market transactions, Mr. Marshall Witzel (1) purchased 1,900 shares of common stock on January 23, 2004, (2) purchased 38,100 shares on January 26, 2004, and (3) sold 1,500 and 18,100 shares on February 5, 2004. Mr. Witzel did not timely report each of these transactions on Form 4 and reported them on a Form 4 filed on February 19, 2004; (ix) On February 13, 2004, in connection with a bridge financing, the Board of Directors authorized the issuance to Messrs. Morris Silverman, Gregory Witchel and Jeffrey Aaronson of warrants to purchase 150,000, 75,000 and 75,000 shares, respectively, of common stock. Form 4s reporting such transactions were not filed until March 10, 2004; (x) On February 19, 2003, Mr. Marshall Witzel purchased 31,364 shares of common stock on the open market. A Form 4 reporting such transaction was not filed until February 24, 2004; (xi) In accordance with a resolution of the Board of Directors on February 13, 2004, the Company issued 100,000 shares of common stock to Mr. Morris Silverman on March 2, 2004 as full compensation for services rendered to the Company during calendar year 2003; a Form 4 reporting such transaction was not filed until March 5, 2004.

PROPOSAL 2. RATIFICATION OF PRIOR ISSUANCE OF 3,839,410 SHARES, WARRANTS AND OPTIONS TO VARIOUS DIRECTORS AND OFFICERS OF THE COMPANY.

                    Between April, 2003 and April 2004, the Company entered into the various transactions described below (the "Management Transactions"). Under the rules of the American Stock Exchange (the "AMEX"), such transactions required the approval of the shareholders of the Company. In connection with its additional listing application approved May 21, 2004, the Company undertook with the AMEX to obtain shareholder ratification of the following transactions:
    The issuance to Mr. Morris Silverman of 863,874 shares of common stock in lieu of cash payment (principal and interest) on account of Company promissory notes with an aggregate principal amount of $340,000 and of 125,000 shares of common stock in lieu of cash payment (principal only) on account of a Company promissory note with a principal amount of $50,000.00. Such transactions were effected in May and June 2003 in order to increase the Company's net assets.

    The issuance to Mr. Marshall Witzel of 254,548 shares of commons stock in lieu of cash payment (principal and interest) for a Company promissory note with a principal amount of $100,000.00 and of 125,000 shares of common stock in lieu of cash payment (principal only) on account of a Company promissory note with a principal amount of $50,000.00. Such transactions were effected in May and June 2003 in order to increase the Company's net assets.

    The issuance to Mr. Gregory Witchel of 375,000 shares of common stock in lieu of cash payment (principal only) on account of Company promissory notes with an aggregate principal amount of $150,000.00.

    The issuance to Mr. Sherwin Gilbert, on March 22, 2004, of 53,101 shares of common stock in lieu of cash payment (principal and interest) for a Company promissory note with a principal amount of $20,000.00.

    The issuance to Mr. Howard Bloom, on March 22, 2004, of 129,959 shares of common stock in lieu of cash payment (principal and interest) for a Company promissory note with a principal amount of $50,000.00.

    The issuance in July, 2003 to directors and officers of the Company listed below of options to purchase shares of common stock as follows:

Name	Title	Number of Shares Subject to Option
Morris Silverman	Chairman of the Board	258,000
Gregory Witchel	CEO and director	172,000
Robert Wigoda	Secretary and director	25,000
Sherwin Gilbert	Director	5,000

    The issuance, to the directors and officers of the Company listed below of options to purchase shares of common stock at an exercise price of $.66 per share, as authorized by the Board of Directors on February 13, 2004:

Name	Title	Number of Shares Subject to Option
Morris Silverman	Chairman of the Board	175,000
Gregory Witchel	CEO and director	145,000
Robert Wigoda	Secretary and director	25,000
Sherwin Gilbert	Director	25,000
Howard Bloom	Director	25,000
Kenneth Grossman	Director	25,000
Jeffrey Aaronson	President and CFO	80,000

    The issuance of 100,000 shares of common stock to each of Messrs. Morris Silverman, Marshall Witzel and Gregory Witchel in lieu of cash compensation for their services rendered to the Company during calendar year 2003, as authorized by the Board of Directors on February 13, 2004.

    The issuance on February 17, 2004 of a warrant to purchase 150,000 shares of common stock to Mr. Morris Silverman pursuant to a bridge financing authorized by the Board of Directors on February 13, 2004.

    The issuance on February 17, 2004 of a warrant to purchase 75,000 shares of common stock to Mr. Gregory Witchel pursuant to a bridge financing authorized by the Board of Directors on February 13, 2004.

    The issuance on February 17, 2004 of a warrant to purchase 75,000 shares of common stock to Mr. Jeffrey Aaronson pursuant to a bridge financing authorized by the Board of Directors on February 13, 2004.

    The issuance on May 21, 2004 of 176,464 shares of common stock to Morris Silverman in lieu of cash payment (principal and interest) for Company promissory notes with an aggregate principal amount of $100,000.00.

    The issuance on May 21, 2004 of 88,232 shares of common stock to Gregory Witchel in lieu of cash payment (principal and interest) for Company promissory notes with an aggregate principal amount of $50,000.00.

    The issuance on May 21, 2004 of 88,232 shares of common stock to Jeffrey Aaronson in lieu of cash payment (principal and interest) for Company promissory notes with an aggregate principal amount of $50,000.00.
                    Management notes that all of the above transactions were undertaken by the Company for the purpose of (i) raising critical working capital on short notice, (ii) relieving the Company of additional debt burden, and (iii) providing executive compensation in the form of stock and stock options, thus conserving cash resources.

                    As part of the undertakings to the American Stock Exchange, the Company has agreed that shares held by the affected directors and officers will not be voted in favor of such proposal. Accordingly, such proposal must be approved by a majority of other shares present at the meeting.

PROPOSAL 3. APPROVAL OF THE ADOPTION OF THE 2004 STOCK OPTION AND AWARD PLAN COVERING AN AGGREGATE OF 2,500,000 SHARES OF COMMON STOCK.

                    The Company's Board of Directors have approved the 2004 Stock Option and Award Plan (the "2004 Plan") providing for the issuance of incentive stock options, non-statutory stock options, restricted stock awards and other forms of stock compensation to key employees and others, including members of the Board of Directors. Pursuant to the 2004 plan, up to 2,500,000 share options or awards may be issued. A copy of the 2004 Plan is furnished with this Proxy Statement. All descriptions of the 2004 plan contained herein are qualified in their entirety by reference to the 2004 Plan.

                    The purpose of the 2004 Plan is intended to provide incentives: (a) to the officers and other key employees of the Company and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" or "ISOs" under Section 422(b) of the Internal Revenue Code; (b) to directors, officers, employees and consultants of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs; and (c) to directors, officers, employees and consultants of the Company by providing them with restricted and unrestricted awards of stock in the Company.

                    The Company believes that the granting of stock options and stock awards is necessary to attract the highest quality personnel, as well as to reward and thereby retain existing key personnel. The attraction and retention of such personnel is essential to the continued progress of the Company, which ultimately is in the interests of the Company's stockholders.

                    The 2004 Plan authorizes the issuance of options and awards covering up to 2,500,000 shares, of which 570,000 have been committed as noted below. If any option or share which lapses or expires without having been exercised or vested, such options and shares shall revert back to the 2004 Plan and will be available for future grants of options or awards.

                    Options and awards under the plan may be authorized by the Company's Executive Compensation and Stock Option Committee (the "Committee") or by the Board of Directors up on such terms as the Committee or the Board shall determine. Such terms and conditions will include the exercise price of stock options (subject to limitations provided in the 2004 Plan) and the duration of the stock option and may include conditions to the vesting of option rights over a period of time and restrictions upon shares issued as stock awards. Each stock option or award will be evidenced by a written stock option agreement.

                    On February 13, 2004, the Board of Directors authorized the issuance of non-statutory stock options to purchase 600,000 shares of common stock to members of management at an exercise price of $.66 per share, which amount represented the closing price of the Company's shares on February 12, 2004. It is anticipated that such options will be issued following shareholder approval of the 2004 Plan. Such options were authorized as follows:

Name	Position	No. of Shares
Morris Silverman	Chairman of the Board	175,000
	Of Directors
Gregory Witchel	Director and Chief	145,000
	Executive Officer
Jeffrey Aaronson	President and Chief	80,000
	Financial Officer
Richard Sledziona	Key Employee	30,000
Mark Wissing	Key Employee	50,000
John Aspden	Key Employee	7,500
Janet MacKenzie	Key Employee	7,500
David Hayns	Key Employee	5,000
Robert Wigoda	Director and Secretary	25,000
Sherwin Gilbert	Director	25,000
Kenneth Grossman	Director	25,000
Howard Bloom	Director	25,000
	Total	600,000

                    Mr. Sledziona has subsequently ceased employment with the Company and no options will be granted to him.

                    Based on the foregoing, following approval of the 2004 Plan and issuance of the remaining options committed thereunder, there will remain 1,930,000 shares available for options and/or awards under the 2004 Plan.

PROPOSAL 4. RATIFY APPOINTMENT OF DELOITTE & TOUCHE, LLP

                    The Board of Directors has selected Deloitte & Touche, LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2004. Although not required by law or otherwise, the Board's selection is being submitted to the shareholders as a matter of corporate policy for their approval.

                    The Company anticipates that a representative of Deloitte & Touche, LLP will be present at the meeting, in person or by speaker telephone, and that this representative will be given the opportunity to make a statement if he or she desires to do so. The Company also anticipates that this representative will be available to respond to appropriate questions from shareholders.

                    If this proposal is not approved, the Board of Directors will investigate the reasons for rejection and reconsider the appointment.

Report of the Audit Committee

                    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States of America.

                    In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended June 30, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management.

                    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Sherwin Gilbert, Chairman of the Audit Committee
Kenneth Grossman

Fees Paid to Deloitte & Touche, LLP

The following table presents fees for professional audit services rendered and fees billed for other services rendered by Deloitte & Touche, LLP for the fiscal year ended June 30, 2003:

Audit Fee	$80,000
Audit-Related Fees	-0-
Tax Fees	16,500
All Other Fees	20,000
Total Fees	$120,562

                    Audit Fees. This category includes fees paid for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-QSB. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of the Company's interim financial statements, including the application of proposed accounting rules and the preparation of an annual "management letter" containing observations and discussions on internal control matters.

                    Audit-Related Fees. Deloitte & Touche did not perform any services in this category for us during the fiscal year ended June 30, 2003.

                    Tax Fees. This category consists of professional services rendered by Deloitte & Touche for tax compliance and tax advice. The services for the fees disclosed under this category include tax advisory services associated with the Company's ongoing business and business ventures.

                    All Other Fees. Fees were paid for a forensic audit of prior management's expenses and accounting activities.

SHAREHOLDER PROPOSALS

                    The rules of the Securities and Exchange Commission permit all shareholders of the Company, after appropriate notice to the Company, to present proposals for shareholder action in the Company's Proxy Statement if such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2004 Annual Meeting of Shareholders is expected to be held on or about March 1, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about February 1, 2005. Shareholder proposals, prepared in accordance with the proxy rules, must be received by the Company on or before January 1, 2005. Such proposals should be mailed to the Company at its principal offices, attention: Robert M. Wigoda, Secretary.

ANNUAL REPORT ON FORM 10-KSB

                     The Company is furnishing to shareholders with this Proxy Statement, a copy of its Annual Report to the Securities and Exchange Commission on Form 10-KSB for its fiscal year ended June 30, 2003, including Amendment No. 1 thereto. Exhibits to such report are available upon written request to the Company at 81 West Main Street, Waterbury, Connecticut, Attention: Corporate Secretary.

OTHER MATTERS

                    The Board of Directors does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

By Order of the Board of Directors

Robert M. Wigoda, Secretary
July 9, 2004

DIASYS CORPORATION

2004 STOCK OPTION AND AWARD PLAN

1.                  PURPOSE.

                     This 2004 Stock Option and Award Plan (the "Plan") of DiaSys Corporation, a Delaware corporation (the "Corporation"), is intended to provide incentives: (a) to the officers and other key employees of the Corporation and any present or future subsidiaries of the Corporation (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); and (c) to directors, officers, employees and consultants of the Corporation and Related Corporations by providing them with awards of stock in the Corporation ("Awards"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". As used herein, the terms "parent" and "subsidiary" mean "Parent Corporation" and Asubsidiary corporation@, respectively, as those terms are defined in Section 424 of the Code.

2.                  ADMINISTRATION OF THE PLAN.

                     (a)           Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or by a Committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee shall have the authority: (i) to determine the employees of the Corporation and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, (ii) to determine the persons (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards) to whom Non-Qualified Options and Awards may be granted; (iii) to determine the time or times at which Options or Awards may be granted; (iv) to determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (v) to determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) to determine (subject to Paragraph 7) the time or times when each Option shall vest or otherwise be exercisable and the duration of the exercise period; (vii) to determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and Awards and the nature of such restrictions, if any; and (viii) to interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary under Section 422 of the Code and the regulations promulgated thereunder to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it shall determine in the exercise of discretion. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Award granted under it.

                     (b)           Committee Action. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                     (c)           Grant of Options or Awards to Board Members. Options or Awards may be granted to members of the Board consistent with the provisions of the first sentence of Paragraph 2(a) above, if applicable. All grants of Options or Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options or Awards pursuant to the Plan or (ii) have been granted Options or Awards may vote on any matters affecting the administration of the Plan or the grant of any Options or Awards pursuant to the Plan, except that no such member shall act upon the granting to himself of Options or Awards, but any such member may be counted (a) in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options or Awards or (b) for purposes of unanimity if such action is taken by written consent of the Board of Directors.

3.                  ELIGIBLE EMPLOYEES AND OTHERS.

                     ISOs may be granted to any employee of the Corporation or any Related Corporation. Those officers and directors of the Corporation who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Awards may be granted to any director (whether or not an employee), officer, employee or consultant of the Corporation or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an Award. The granting of any Option or Award to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Awards.

4.                  STOCK.

                     The stock subject to Options and Awards shall be authorized but unissued shares of the Corporation=s Common Stock, $.01 par value (the "Common Stock"), or shares of Common Stock reacquired by the Corporation in any manner. The aggregate number of shares which may be issued pursuant to the Plan is Two Million Five Hundred Thousand (2,500,000) shares, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, so long as the number of shares so issued does not exceed such number, as adjusted or amended from time to time by a vote of the Board of Directors and stockholders, or otherwise pursuant to paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Corporation shall again be available for grants of Options or Awards under the Plan.

5.                  GRANTING OF OPTIONS OR AWARDS.

                     Options or Awards may be granted under the Plan at any time after January 1, 2004 and prior to January 1, 2014. The date of grant of an Option or Award under the Plan will be the date specified by the Committee at the time it grants the Options or Awards; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

6.                  MINIMUM OPTION PRICE; ISO LIMITATIONS.

                     (a)           Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Corporation immediately preceding the date of such grant, or (ii) the fair market value per share of Common Stock on the date of such grant.

                     (b)           Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

                     (c)           $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

                     (d)           Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7.                  OPTION DURATION.

                     Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

8.                  EXERCISE OF OPTION.

                     Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                     (a)           Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                     (b)           Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                     (c)           Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                     (d)           Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph (6), if such acceleration would violate the annual vesting limitation in Section 422(d) of the Code, as described in paragraph 6(c). In addition, each outstanding Option, stock award and share of restricted stock shall become one hundred percent (100%) vested, and for Options, immediately exercisable, and for stock awards, immediately issuable and distributable, upon the happening of any of the following events: (i) the sale of fifty percent (50%) or more of the assets of the Corporation; (ii) the acquisition by any person or group during any six-month period of shares constituting more than forty percent (40%) of the outstanding Common Stock; or (iii) a merger or consolidation with another corporation or business entity in which the Corporation shall not be the surviving corporation.

9.                  TERMINATION OF EMPLOYMENT.

                     If an ISO optionee ceases to be employed by the Corporation and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of thirty (30) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Corporation and Related Corporations, so long as the optionee continues to be an employee of the Corporation or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option or Award the right to be retained in employment or other service by the Corporation or any Related Corporation for any period of time.

10.                DEATH; DISABILITY.

                     (a)           Death. If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one hundred eighty (180) days from the date of the optionee's death.

                     (b)           Disability. If an ISO optionee ceases to be employed by the Corporation and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.                ASSIGNABILITY.

                     No Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Option shall be exercisable only by him.

12.                TERMS AND CONDITIONS OF OPTIONS.

                     Options shall be evidenced by stock option agreements or other instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including delayed vesting and restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instrument. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.                ADJUSTMENTS.

                     Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Corporation relating to such Option:

                     (a)           Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or Awards shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                    (b)           Acquisition. If the Corporation is to be consolidated with or acquired by another entity in a merger, transfer of a majority of the outstanding shares of capital stock, sale of all or substantially all of the Corporation's assets, or otherwise (an "Acquisition"), the Board of Directors, the Committee or the board of directors of any entity assuming the obligations of the Corporation hereunder (the "Successor Board"), shall, as to outstanding Options or Awards, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options or Awards by substituting on an equitable basis for the shares then subject to such Options or Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provision for the continuation of such Options or Awards by substituting on an equitable basis for the shares then subject to such Options or Awards any equity securities of the successor corporation; or (iii) upon written notice to the holders of the Options or Awards, provide that all Options or Awards must be exercised, to the extent then exercisable, within a specified number of days following the date of such notice, at the end of which period the Options or Awards shall terminate; or (iv) terminate all Options or Awards in exchange for a cash payment or other consideration deemed by the Committee, the Board of Directors or the Successor Board to have a value equal to the excess of the fair market value of the shares subject to such Stock rights (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such Options or Awards or of any installment of any such Options or Awards; or (vi) terminate all Options or Awards in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

                     (c)           Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Corporation (other than a transaction described in subparagraph b above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, upon exercising a Option or Award, the holder thereof shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option or Award prior to such recapitalization or reorganization.

                     (d)           Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs a, b or c with respect to ISOs shall be made only after the Committee, after consulting with legal counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                     (e)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                     (f)           Issuances of Securities. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

                     (g)           Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

                     (h)           Adjustments. Upon the happening of any of the foregoing events described in subparagraphs a, b or c above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options or Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

                    If any person or entity owning restricted Common Stock obtained by exercise of a Option or Award made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs a, b or c above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.                MEANS OF EXERCISING OPTIONS.

                     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either: (a) in United States dollars in cash or by check; (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code; (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above; or (e) by a "cashless exercise", in which event the holder shall receive from the Corporation the number of shares equal to (i) the number of shares as to which such option is being exercised minus (ii) the number of shares having an aggregate value (determined by reference to the Market Value of shares of Common Stock on the business day immediately prior to the date of such exercise), equal to the product of (x) the purchase price times (y) the number of shares as to which such option is being exercised. As used herein, the term "Market Value" shall mean the closing price of the Company's Common Stock on the American Stock Exchange (or such other market on which the Company's shares may hereafter be traded). If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.                STOCK AWARDS.

                     The Committee may also award shares of Common Stock, either on a restricted or unrestricted basis, without payment of any consideration, on such terms as it my determine from time to time. All stock awards shall be evidenced by written agreements specifying the terms and conditions thereof and any restrictions or vesting condition pertaining thereto. With respect to buy restricted stock awards, the certificates evidencing such shares shall bear a legend evidencing such restriction and the Corporation shall maintain possession of such certificates until all conditions to the full vesting thereof shall have been met.

16.                TERM AND AMENDMENT OF PLAN.

                     This Plan was adopted by written consents of the Board and the sole stockholder dated as of June 30, 1999. The Plan shall expire on June 29, 2009 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options or Awards may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Option or Award previously granted to him.

17.                CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

                     The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Corporation or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversation shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18.                APPLICATION OF FUNDS.

                     The proceeds received by the Corporation from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.                GOVERNMENTAL REGULATION.

                     The Corporation's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.                WITHHOLDING OF ADDITIONAL INCOME TAXES.

                     The exercise of Options or the granting or vesting of stock awards under this Plan may require the optionee or Award recipient to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, or (iii) the vesting of restricted Common Stock acquired by exercising an Option or Award, on the grantee's payment of such additional withholding taxes.

21.                NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION.

                     Each employee who receives an ISO must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.                GOVERNING LAW; CONSTRUCTION.

                    The validity and construction of the Plan and the instruments evidencing Options or Awards shall be governed by the laws of Delaware or the laws of any jurisdiction in which the Corporation or its successors in interest may be organized from time to time. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

23.                SECURITIES LAWS.

                    It is anticipated that Options and Awards granted pursuant to this Plan, and shares issuable upon exercise of Options, will not be registered under the Securities Act of 1933, as amended, or any state "blue sky" or securities laws. The Board or the Committee, as the case may be, in their discretion, may (i) require of recipients of Options, Awards, or shares issuable upon exercise of Options that such recipients make representations regarding investment intent; (ii) require such recipients to acknowledge restrictions on resales or transfer of their Options or shares; (iii) place appropriate legends on option agreements and share certificates to reflect such restrictions; or (iv) take all such further action as they may deem necessary to insure compliance with Federal and state securities laws. No Option issued hereunder shall be exercisable if the exercise thereof would violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

- END -